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                                                                   EXHIBIT 10.18

ADMINISTAFF(R)

                            CLIENT SERVICE AGREEMENT

THIS CLIENT SERVICE AGREEMENT ("the Agreement"), is made by and between Administaff Companies, Inc., ("Administaff"), a Delaware corporation with its principal place of business at 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802, and MHM Services, Inc. ("Client").

                                  I. PERSONNEL

Subject to the terms of this Agreement, Administaff agrees to furnish Client, and Client agrees to engage from Administaff, employees for the job functions listed in Exhibit A ("Confidential Census"). Client warrants that information supplied to Administaff concerning the employee functions is accurate.

                             II. TERM OF AGREEMENT

This Agreement shall commence on the date this Agreement is executed and remain in force and effect for a term of one (1) year ("Initial Term"). Following the Initial Term, this Agreement shall remain in full force and effect for successive monthly terms (the "Extended Terms") until either (i) the Agreement is renewed; or, (ii) the Agreement is terminated. During the Initial Term, and any Extended Term of this Agreement, either Administaff or Client may terminate this Agreement by giving thirty (30) days prior written notice.

                              III. ADMINISTRATION

3.1 There are a number of federal and state statutory, common law and regulatory provisions which define the employer-employee relationship. "Employer" status is based upon the function for which the employer-employee relationship is being considered.

3.2 Administaff is the employer of those persons furnished to Client and listed on Exhibit A and is liable as such for the following purposes:

         a. compliance with rules and regulations governing the reporting and payment of all federal and state taxes on payroll wages paid under this Agreement including, but not limited to: (i) federal income tax withholding provisions of the Internal Revenue Code; (ii) state and/or local income tax withholding provisions, if applicable; (iii) Federal Insurance Contributions Act (FICA); (iv) Federal Unemployment Tax Act
                 (FUTA); and (v) applicable state unemployment provisions;

         b. except as provided in Paragraph 3.4g below, compliance with applicable workers' compensation laws including, but not limited to: (i) procuring workers' compensation insurance;
                 (ii) completing and filing all required reports; and (iii) managing claims;

         c.      compliance with the Consolidated Omnibus Reconciliation Act
                 (COBRA);

         d.      compliance with the Immigration Reform and Control Act (IRCA);

         e.      compliance with the Consumer Credit Protection Act, Title III;

         f.      procuring and providing employee benefits;

         g. monitoring and transmitting to Client changes in governmental regulations relating to policies and practices governing the employer-employee relationship including, but not limited to, issues such as recruiting, interviewing, testing, selecting, orientation of, training, evaluating, replacing, supervision, disciplining and terminating employees.

3.3 Client is the employer of those persons furnished by Administaff and listed on Exhibit A and is liable as such for the following purposes:

         a.      compliance with Occupational Safety and Health Administration
                 (OSHA) regulations;

         b. compliance with Environmental Protection Agency (EPA) regulations and any state and/or local equivalent;

         c. compliance with government contracting provisions including, but not limited to: (i) Executive Order 11246; (ii) Vocational Rehabilitation Act of 1973; (iii) Vietnam Era Veterans' Readjustment Assistance Act of 1974; (iv) Walsh-Healey Public Contracts Act; (v) Davis-Bacon Act, and (vi) Service Contract Act of 1965;

         d.      compliance with the Fair Labor Standards Act (FLSA);

         e. compliance with the Worker Adjustment and Retraining Notification Act (WARN);

         f.      compliance with any professional licensing requirements;

         g.      compliance with any fidelity bonding requirements;


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         h.      professional liability, including but not limited to
                 malpractice or errors and omissions coverage and compliance with any regulation mandating such coverage;

         i. Section 414(o) of the Internal Revenue Code (avoidance of certain pension and non-pension employee benefits requirements) (except as provided in paragraph 3.4c below);

         j. assignment to, and ownership of, all intellectual property rights including, but not limited to, inventions, whether patentable or not, and patents resulting therefrom, copyrights and trade secrets and all confidentiality agreements regarding proprietary information.

3.4 Administaff and Client will be considered co-employers ("dual or joint employers") of those persons furnished to Client by Administaff and listed on Exhibit A for the following purposes:

         a.      compliance with Title VII of the 1964 Civil Rights Act;

         b.      compliance with the Age Discrimination in Employment Act
                 (ADEA);

         c. compliance with the Employee Retirement Income Security Act (ERISA) (except as provided by paragraph 3.3i above);

         d.      compliance with the Polygraph Protection Act;

         e. compliance with the Federal Drug Free Workplace Act and any state and/or local equivalent;

         f. compliance with state employment discrimination laws including, but not limited to, Article 5221k, Texas Revised Civil Statues;

         g.      employer liability under workers' compensation laws;

         h. implementation of policies and practices relating to the employer-employee relationship such as recruiting, interviewing, testing, selecting, orientation of, training, evaluating, replacing, supervision, disciplining and terminating employees; and

         i. selection of fringe benefits, including, but not limited to, holidays, vacation, sick leave, parental leave, military leave, and leave of absence.

3.5 Nothing in paragraphs 3.2, 3.3 or 3.4 above shall be construed to require either Administaff or Client to provide any of the matters referred to therein except as provided by law or as otherwise specifically provided by this contract.

3.6 For the purposes of this Agreement, determination of employer status for situations not set forth and not contemplated herein shall be made by mutual agreement of Administaff and Client.


                                IV. SUPERVISION

Administaff shall designate one or more on-site supervisors from among its employees furnished to Client and listed on Exhibit A. On-site supervisors shall direct operational and administrative matters relating to services provided by Administaff's employees and shall carry out Administaff's policies and procedures formulated in accordance with Paragraph 3.4h above.


                               V. ENROLLMENT FEE

Client agrees to pay Administaff a non-refundable enrollment fee in the sum specified in Exhibit B (Client Service Application). This enrollment fee is due and payable at the time that this Agreement is signed by Client.

                                 VI. SERVICE FEE

In exchange for the personnel services provided by Administaff hereunder, Administaff and Client agree as follows:

6.1 The Administaff fee rate percentage is set forth in Exhibit B (Client Service Application) and is calculated utilizing the data submitted by Client in Exhibit A. If such information is inaccurate, Client shall immediately agree to amend Exhibit A to reflect the current information and shall pay, within ten
(10) days notice from Administaff of the error, any additional costs incurred by Administaff as a result of the inaccuracy.

6.2      Each pay period, Client shall pay Administaff its fee comprised of:
(i) the gross payroll of Administaff employees leased to Client during such pay period; and, (ii) a service fee equal to the fee rate percentage specified in Exhibit B multiplied by the actual gross payroll of Administaff employees furnished to Client during such pay period.

6.3 Administaff shall not adjust the fee rate percentage for Client during any term of this Agreement except for adjustments made necessary by:

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         (i)     statutory and regulatory changes, including, but not limited to, adjustments to FICA, federal and/or state unemployment taxes and workers' compensation; and/or

         (ii) changes in the information supplied on Exhibit A (Confidential Census) initiated by Client to the extent that such change, when applied to the recalculation of the fee rate percentage, causes an increase or decrease of at least one fee rate percentage point.

6.4 In addition to the foregoing, during any Extended Term, Administaff may adjust the fee rate percentage upon thirty (30) days written notice to Client.

6.5 Any increases in the fee rate percentages for statutory or regulatory changes in employment taxes, insurance costs or job functions shall be effective on the date of such statutory or regulatory increase or change.

6.6 Any increase in the fee will be billed with the next effective payroll and be kept current at all times except for retroactive changes or statutory and/or regulatory changes known at the time the payroll is billed.

6.7 Any change in the fee rate percentage shall be reflected in a revised Exhibit B which shall then be made a part of this Agreement.

6.8 The fee provided for by this Agreement shall be due and payable at least one (1) working day prior to the date of payroll delivery.

6.9 Client shall use a method of payment approved in advance by Administaff.

6.10 Client or on-site supervisor shall report to Administaff all time worked by all Administaff employees furnished to Client each pay period and shall provide Administaff with written verification of same.

6.11 Client shall notify Administaff within two (2) working days of any error in billing.

6.12 Client shall reimburse Administaff for services not contemplated by this Agreement which may be required by Client.

                                 VII. INSURANCE

7.1 Administaff shall furnish, and keep in full force and effect at all times during the term of this Agreement, worker's compensation insurance covering all Administaff employees furnished to Client pursuant to the terms of this Agreement. Upon written request by Client, Administaff shall furnish a certificate of insurance verifying such coverage.

7.2 Client shall furnish, and keep in force and effect at all times during the term of this Agreement, comprehensive general liability insurance including products/completed operations coverage with minimum limits of $1,000,000 per occurrence and $2,000,000 aggregate. Client shall cause its insurance carrier to issue a certificate of insurance to Administaff, Inc. confirming this coverage and to give not less than thirty (30) days advance notice of cancellation or material change.

7.3 Client shall furnish, and keep in force and effect at all times during the term of this Agreement, comprehensive automobile liability insurance covering all owned, hired and non-owned automobiles with a minimum limit of $1,000,000 per occurrence combined single limit bodily injury and property damage liability. The policy shall also provide uninsured motorists insurance with a minimum combined single limit of Sixty Thousand Dollars ($60,000.00). In states where "no fault" laws apply, Personal Injury Protection (P.I.P.) or equivalent coverage shall be required to meet the requirements of the state. The client shall cause its insurance carrier to issue a certificate of insurance to Administaff Inc. confirming this coverage and to give not less than thirty (30) days advance notice of cancellation or material change.

7.4 Client shall deliver copies of all insurance certificates required pursuant to this Article signed by authorized representatives of the insurance companies to Administaff within fifteen (15) days of the commencement date of this Agreement.

                           VII.I EMPLOYMENT AGREEMENT

Each employee furnished by Administaff to Client and listed on Exhibit A shall be required to execute an Employment Agreement as set forth in Exhibit C (Employment Agreement Form) before such employee shall commence the term of assignment with Client.

                                  IX.  DEFAULT

9.1      Acts of default by Client shall include, but are not limited to:

         a.      failure of Client to pay a fee when due;

         b. failure of Client to comply within thirty (30) days of any directive of Administaff, when such directive is promulgated or made necessary by: (i) a federal state or local governmental body, department or agency; or (ii) an insurance carrier providing coverage to Administaff and/or its employees;




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         c.      direct payment of taxable wages by Client to Administaff
                 employees for services contemplated by this Agreement;

         d. commission or omission of any act that usurps any right or obligation of Administaff as an employer of the employees covered by this Agreement; and/or,

         e.      violation by Client of any provision of this Agreement.

9.2 In the event Administaff incurs any expenses, fines and/or liabilities as a result of an act of default by Client as set forth above, Client shall reimburse Administaff for all actual expenses, fines and/or liabilities, including, but not limited to, reasonable attorneys' fees, court costs and any related expenses.

9.3 In the event that this Agreement is terminated due to a default by Client, Client shall pay Administaff a sum equal to the fee rate percentage multiplied by the estimated gross payroll for the remaining contract period as liquidated damages, but such payment does not release Client from its obligations under this Agreement, or from liability for future breach of such obligations.

9.4 Upon an act of default by Client other than under Paragraph 9.1c above, Administaff shall have the option, in its sole and absolute discretion, of terminating this Agreement, and in the event Administaff exercises such option, this Agreement shall terminate on the date written notice of same is delivered to Client. In the event, however, of an act of default by Client under Paragraph 9.1c above, Administaff shall have the option in its sole and absolute discretion of terminating this Agreement effective on the date of such act.

                                  X. INDEMNITY

10.1 Client hereby agrees to indemnify defend and hold Administaff harmless from and against any and all liability, expense (including court costs and attorneys' fees) and claims for damage of any nature whatsoever, whether known or unknown and whether direct or indirect, as though expressly set forth and described herein, which Administaff may incur, suffer, become liable for or which may be asserted or claimed against Administaff as a result of the acts, errors or omissions, including negligent acts and statutory violations, of Client.

10.2 Administaff hereby agrees to indemnify, defend and hold Client harmless from and against any and all liability, expense (including court costs and attorneys' fees) and claims for damage of any nature whatsoever, whether known or unknown and whether direct or indirect, as though expressly set forth and described herein, which Client may incur, suffer, become liable for or which may be asserted or claimed against Client as a result of the acts, errors or omissions, including negligent acts and statutory violations, of Administaff.

10.3 Client and Administaff expressly agree that the indemnification provisions of this Agreement shall not be limited to claims, expenses, or liabilities for which one of them is solely liable, but shall also apply to claims, expenses and liabilities for which client and Administaff are jointly and concurrently liable. In such event, if either of them advances funds in connection with a claim, expense or liability which is subject to this Article X in excess of its pro rata share, said party shall be indemnified by the other party hereto for such excess amounts.


                               XI.  MISCELLANEOUS

11.1 This Agreement may be amended from time to time as agreed by the parties in writing. Such amendment shall become effective on the date so designated when signed by both Administaff and Client.

11.2 Client and Administaff warrant and represent to each other that, prior to the commencement of this Agreement, no separate agreements or arrangements exist that would obligate Client or Administaff except as set forth herein.

11.3 Client and Administaff agree to immediately report to each other all accidents and injuries involving Administaff employees assigned to Client.

11.4 Client agrees to comply, at its sole cost and expense, with any applicable specific directives promulgated by: (i) a federal, state or local governmental body, department or agency, (ii) an insurance carrier providing coverage to Administaff and/or its employees affecting this Agreement, and/or
(iii) Administaff as made necessary by circumstances which currently or specifically affect Administaff, Client or Administaff's employees.

11.5 This Agreement is between Administaff and Client and creates no individual rights of Administaff employees as against Client.

11.6 Administaff and Administaff's workers' compensation insurance carrier shall have the right to inspect Client's premises, including any job site to which Client assigns Administaff's employees. To the extent possible, such inspection shall be scheduled at a mutually convenient time.


                               XII.  ARBITRATION

12.1 Administaff and Client agree and stipulate that all claims, disputes and other matters in question between Administaff and Client arising out of, or relating to this Agreement or the breach thereof will be decided by arbitration in accordance with the Federal Arbitration Act (9 U.S.C. Sections 10 and 11) and the Commercial Arbitration Rules of the American Arbitration Association then obtaining subject to the limitations of this Article XII. This agreement to so arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith as provided in this Article XII will be specifically enforceable under the prevailing law of any court having jurisdiction.


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12.2     Notice of the demand for arbitration will be filed in writing with the other party to the Agreement and with the American Arbitration Association.
The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

12.3 No arbitration arising out of, or relating to, this Agreement shall include by consolidation, joinder or in any other manner any other person or entity who is not a party to this contract unless:

         a. the inclusion of such other person or entity is necessary if complete relief is to be afforded among those who are already parties to the arbitration, and/or such other person or entity is substantially involved in a question of law or fact which is common to those who are already parties to the arbitration and which will arise in such proceedings; and,

         b. the written consent of the other person or entity sought to be included and Administaff and Client has been obtained for such inclusion, which consent shall make specific reference to this paragraph; but no such consent shall constitute consent to arbitration of any dispute not specifically described in such consent or to arbitration with any party not specifically identified in such consent.

12.4 The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof, and will not be subject to modification or appeal except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act (9 U.S.C. Sections 10 and 11).

                               XIII.  ASSIGNMENT

Neither party shall assign this Agreement or its rights and duties hereunder, or any interest herein, without the prior written consent of the other party.

                             XIV.  ATTORNEYS' FEES

The prevailing party in any enforcement action arising in respect to this Agreement shall be entitled to recover from the other party all costs of such enforcement action including, without limitation, reasonable attorneys' fees, court costs and related expenses.

                               XV. GOVERNING LAW

EXCEPT FOR ARTICLE XII OF THIS AGREEMENT, WHICH SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. Sections 10 AND 11), THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

                             XVI.  ENTIRE AGREEMENT

This instrument, including the Exhibits attached hereto, contains the entire Agreement of the parties and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, with respect to the subject matter hereof. No amendment or modification hereto shall be valid unless in writing and signed by both parties hereto.

                              XVII.  SEVERABILITY

If any provision of this Agreement or any amendment thereof, should be invalid, the remaining provision shall remain in effect and be so construed as to effectuate the intent and purposes of this Agreement and any amendments thereto.

                                XVIII.  NOTICES

All notices, requests and communications provided hereunder shall be in writing, and hand delivered or mailed by United States registered, certified, or express mail, return receipt requested, and addressed to the party's principal place of business as set forth in this Agreement adjacent the signature of each party
(or to such other address provided in writing by such party).

                                  XIX.  WAIVER

The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of a breach of any other term or provision of this Agreement.

                                  XX. EXHIBITS

The following exhibits are attached to this Agreement and incorporated herein by reference for all purposes:

A.       Exhibit A ("Confidential Census");




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B.       Exhibit B ("Client Service Application"); and,

C.       Exhibit C ("Employment Agreement Form").

D.       ADDENDUM TO CLIENT SERVICE AGREEMENT DATED 6/30/96 [initials]

THIS AGREEMENT is duly executed this 30 day of June, 1996.


FOR CLIENT:        MHM Services, Inc.              ADMINISTAFF COMPANIES, INC.
           --------------------------------        19001 Crescent Springs Drive
                 (Company Name)                    Kingwood, Texas 77339-3802
                                                   (713) 358-8986

By: /s/ MICHAEL S. PINKERT
   ----------------------------------------
   (Signature)              President              By:  /s/ A. STEVE ARIZOF
                                                      --------------------------
         Michael S. Pinkert                                       Vice-President
   ----------------------------------------
   (Name - Typed or Printed)

Address:  7601 Lewisville Road
         ----------------------------------
          McLean, VA 22102
         ----------------------------------

         ----------------------------------

Tel. No.:  703-749-4610
         ----------------------------------
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                                    ADDENDUM

         This Addendum is attached to and made a part of that certain Client Service Agreement (the Agreement) of even date, between Administaff Companies, Inc. (Administaff), and MHM SERVICES, INC. (Client). In the event of a conflict between this Addendum and the Agreement, this Addendum shall control.


ARTICLE I. PERSONNEL

         Article I. Personnel, shall be amended to read as follows:

         "Subject to the terms of this Agreement, Administaff agrees to furnish Client, and Client agrees to engage form Administaff, employees for the job classifications listed, by workers' compensation classification codes, in Exhibit A ("Confidential Census"). Client warrants that information supplied to Administaff concerning the codes applicable to an employee is accurate."


ARTICLE II. TERM OF AGREEMENT

         Article II, shall be amended to read as follows:

         "This Agreement shall commence on June 30, 1996 and shall remain in force and effect until terminated as provided for herein. Either Administaff or Client may terminate this Agreement by giving thirty
         (30) days prior written notice."


ARTICLE III.  ADMINISTRATION

         Article III, Administration, shall be amended to read as follows:

         "3.1    Administaff and Client recognize that there are a number of federal and state statutory, common law and regulatory provisions which define the employer-employee relationship. It is the intent of Administaff and Client that to the extent permitted by law, "employer" status with respect to an employee furnished to Client by Administaff shall be determined as set forth in paragraphs 3.2, 3.3, 3.4, and 3.7 and if not so determined, shall be based upon the function for which the employer-employee relationship is being considered and shall be determined in accordance with paragraph 3.6.

         "3.2    Administaff is the employer of those persons furnished to
         Client and is liable as such for the following purposes:

                 "a. compliance with rules and regulations governing the reporting and payment of all federal and state taxes on payroll wages paid under this Agreement including, but

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                          not limited to: (i) federal income tax withholding
                          provisions of the Internal Revenue Code; (ii) state and/or local income tax withholding provisions, if applicable; (iii) Federal Insurance Contributions Act
                          (FICA); (iv) Federal Unemployment Tax Act (FUTA); and
                          (v) applicable state unemployment provisions;

                 "b. except as provided in Paragraph 3.4 g., below, compliance with applicable workers' compensation laws including, but not limited to: (i) procuring workers' compensation insurance; (ii) completing and filing all required reports; and (iii) managing claims;

                 "c. compliance with the Consolidated Omnibus Reconciliation Act (COBRA);

                 "d. compliance with the Immigration Reform and Control Act (IRCA);

                 "e. compliance with the Consumer Credit Protection Act, Title III;

                 "f.      procuring and providing employee benefits;

                 "g. monitoring and transmitting to Client changes in governmental regulations relating to policies and practices governing the employer-employee relationship including, but not limited to, issues such as recruiting, interviewing, testing, selecting, orientation of, training, evaluating, replacing, supervision, disciplining and terminating employees.

         "3.3 Client is the employer of those persons furnished by Administaff and is liable as such for the following purposes:

                 "a. compliance with Occupational Safety and Health Administration (OSHA) regulations,

                 "b. compliance with Environmental Protection Agency (EPA) regulations and any state and/or local equivalent;

                 "c. compliance with government contracting provisions including, but not limited to: (i) Executive Order 11246; (ii) Vocational Rehabilitation Act of 1973;
                          (iii) Vietnam Era Veterans' Readjustment Assistance Act of 1974; (iv) Walsh-Healy Public Contracts Act;
                          (v) Davis-Bacon Act; and (vi) Service Contract Act of 1965;

                 "d.      compliance with the Fair Labor Standards Act (FLSA);

                 "e. compliance with the Worker Adjustment and Retraining Notification Act (WARN); provided, however, that so long as Client is an employer of less than the

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                          number of employees required to make Client subject
                          to the application of WARN, and if Client would not otherwise be subject to the jurisdiction or application of WARN but for the fact that Administaff is an employer of more than the jurisdictional minimum number of employees required for the compliance with WARN then Administaff shall be responsible for compliance with WARN, in which case Client covenants and agrees that it shall give Administaff no less than ninety (90) days notice of
                          (i) the closing or shut down of an employment site (or one or more facilities or operating units within an employment site) resulting in an employment loss for fifty (50) or more employees during any thirty
                          (30) day period; (ii) the mass layoff of employees which does not result in the closing or shut down of an employment site but which will result in the loss of employment during any thirty (30) day period for 500 or more employees, or for 50 to 499 employees if they make up at least 33% of the work force; or (iii) any combination of the closing of an employment site or mass layoff of employees which would not individually trigger the WARN notice requirement if it occurred within a thirty (30) day time period, but which taken together during any ninety (90) day time period reaches the threshold level of employment loss that would require Administaff to give notice;

                 "f. compliance with any professional licensing requirements;

                 "g.      compliance with any fidelity bonding requirements;

                 "h. professional liability, including but not limited to malpractice or errors and omissions coverage and compliance with any regulation mandating such coverage;

                 "i. Section 414(o) of the Internal Revenue Code (avoidance of certain pension and non-pension employee benefit requirements)(except as provided in paragraph 3.4c below);

                 "j. the rendering of professional medical services, including, but not by way of limitation, the services of a psychologist and the diagnosis and treatment of all patients under the Client's care; it being specifically acknowledged and agreed that Administaff's duties, responsibilities and functions hereunder shall be administrative and managerial in nature only, and that notwithstanding any other provision of this Agreement to the contrary, Administaff shall engage in no activity hereunder that would constitute the corporate practice of medicine as defined by applicable laws in any jurisdiction in which the corporate practice of medicine is prohibited. The parties understand and agree that Client has the sole responsibility for the coordination and provision of all medical services and Administaff shall not interfere in any way with the exercise of the professional medical judgment of Client or Client's providers in connection with their practice of medicine. All of Client's policies and

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
                          procedures relating to the governance of its physicians or psychologists who will work under the direction of Client or its physicians or psychologists shall be adopted from time to time in the sole discretion of Client, its shareholders and board of directors, as applicable. Such policies may include practice standards, peer review and corrective action, disciplinary matters, on-call schedules, referral physician panel and services, clinical procedures, utilization management and quality management procedures, credentialing, appointment and replacement of Association medical directors, patient care decisions, physician and other licensed health care professional compensation and incentives, physician training, continuing education, development and supervision and shareholder eligibility. Should any function assigned to Administaff hereunder be construed to be within the practice of medicine such that, if performed by Administaff, it would be violative of applicable prohibitions on the corporate practice of medicine, such function thereafter shall be assigned to and become the responsibility of Client and any such prior activities which were undertaken by Administaff shall be considered to have been undertaken by Client.

         "3.4 Administaff and Client will be considered co-employers ("dual or joint employers") of those persons furnished to Client by Administaff for the following purposes:

                 "a.      compliance with Title VII of the 1964 Civil Rights
                          Act;

                 "b. compliance with the Age Discrimination in Employment Act (ADEA);

                 "c. compliance with the Employee Retirement Income Security Act (ERISA) (except as provided by paragraph 3.3i above);

                 "d.      compliance with the Polygraph Protection Act;

                 "e. compliance with the Federal Drug Free Workplace Act and any state and/or local equivalent;

                 "f.      compliance with state employment discrimination laws;

                 "g.      employer liability under workers' compensation laws;

                 "h. implementation of policies and practices relating to the employer-employee relationship such as recruiting, interviewing, testing, selecting, orientation of, training, evaluating, replacing, supervision, disciplining and terminating employees; and

               "i. selection of fringe benefits, including, but not limited to, holidays, vacation, sick leave, parental leave, military leave, and leave of absence.

         "3.5 Nothing in paragraphs 3.2, 3.3, 3.4, or 3.7 shall be construed to require either Administaff or Client to perform any matter not referred to therein; provided that the foregoing shall not affect the obligation of Administaff or Client to perform any matter required by law or as otherwise specifically provided by this Agreement.

         "3.6 For purposes of this Agreement, determination of employer status for situations not set forth and not contemplated herein shall be made by mutual agreement of Administaff and Client.

         "3.7  Client is the employer of those persons furnished by Administaff
         (i) with respect to the assignment and ownership of all intellectual property rights including, but not limited to, inventions, whether patentable or not, and patents resulting therefrom, copyrights and trade secrets; and (ii) with respect to any confidentiality agreements regarding proprietary information and any covenant not to compete."


ARTICLE VI.  SERVICE FEE

         Article VI., Service Fee, Paragraph 6.3(i) shall be amended to read as follows:

         "6.3 ADMINISTAFF shall not adjust the fee rate percentage for Client more often than once annually during the term of this Agreement except for adjustments made necessary by:

                 "(i) statutory and regulatory changes including, but not limited to, adjustments to FICA and federal and/or state unemployment taxes and workers' compensation; and/or;

                 "(ii) changes in the information supplied on Exhibit A (Confidential Census) initiated by Client to the extent that such change, when applied to the recalculation of the fee rate percentage, causes an increase or decrease of at least one fee rate percentage point."

         Article VI., Paragraph 6.5 shall be amended to read as follows:

         "6.5 Any increases in the fee rate percentages for statutory or regulatory changes in employment taxes, insurance costs or job functions shall be effective on the date of such statutory or regulatory increase or change. Any such increase shall be no greater than the amount necessary to cover the cost to Administaff of the increase in employment taxes, insurance costs, or costs resulting from the change in job functions."

         Article VI., Paragraph 6.8, shall be amended to read as follows:

         "6.8 The fee provided for by this Agreement shall be due and payable at least one (1) working day prior to the date of payroll delivery. So long as Client is timely in the reporting of payroll information and payment of the fee provided for by this Agreement Administaff shall make payroll delivery to the employees furnished to the Client on the regularly scheduled payday. In addition Administaff shall provide Client on each payday with a report of the accrued leave for each employee furnished to Client (including the leave currently accrued by each employee while employed by Client prior to the effective date of this Agreement, provided that such information is timely and accurately provided to Administaff by Client for inclusion on the payday accrued leave report)."


ARTICLE VII.  INSURANCE

         "7.1 Administaff shall furnish and keep in full force and effect at all times during the term of this Agreement, workers' compensation insurance covering all Administaff employees furnished to Client pursuant to the terms of this Agreement. Upon written request by Client, Administaff shall furnish a certificate of insurance verifying such coverage. Such workers' compensation coverage will comply with applicable law."


ARTICLE IX.  DEFAULT

         Article IX., Default, Paragraph 9.3 shall be amended to read as follows:

         "9.3 In the event that this Agreement is terminated due to a default by Client, Client shall pay Administaff a sum equal to the fee rate percentage multiplied by the estimated gross payroll for a thirty day period as liquidated damages, but such payment does not release Client from its obligations under this Agreement, or from liability for future breach of such obligations."

         Article IX., Default, shall be amended to add Paragraphs 9.5, 9.6, and
         9.7 as follows:

         "9.5    Acts of default by Administaff shall include, but are not
         limited to:

                 "a.      failure to pay wages to leased employees;

                 "b. failure to pay payroll taxes to a federal, state, or local governmental body, department or agency when due;

                 "c. failure to pay premiums to an insurance carrier providing coverage to Administaff employees leased to Client;

                 "d. violation by Administaff of any provision of this Agreement."

         "9.6    Upon an act of default by Administaff, Client shall have the option, in its sole and absolute discretion, of terminating this Agreement, and in the event Client exercises such option, this Agreement shall terminate on the date written notice of same is delivered to Administaff."

         "9.7    In the event Client incurs any expenses, fines and/or
         liabilities as a result of an act of default by Administaff as set forth above, Administaff shall reimburse Client for all actual expenses, fines and/or liabilities, including, but not limited to, reasonable attorneys' fees, court costs and any related expenses."


ARTICLE X.   INDEMNITY

         Article X., Indemnity, Paragraph 10.3, shall be amended to read as follows:

         "10.3   Client and Administaff expressly agree that the
         indemnification provisions of this Agreement shall not be limited to claims, expenses, or liabilities for which one of them is solely liable, but shall also apply to claims, expenses and liabilities for which Client and Administaff are jointly or concurrently liable. In such event, if either of them advances funds or makes any other payment in connection with a claim, expense or liability which is subject to this Article X in excess of its pro rata share, said party shall be indemnified by the other party hereto for such excess amounts."


ARTICLE XI.  MISCELLANEOUS

         Article XI., Miscellaneous, Paragraph 11.2, shall be amended to read as follows:

         "11.2   Client and Administaff warrant and represent to each other that, prior to the commencement of this Agreement, no separate agreements or arrangements exist between the parties that would obligate Client or Administaff except as set forth herein."

         Article XI., Miscellaneous, Paragraph 11.4 shall be amended to read as follows:

         "11.4   Client agrees to comply, at its sole cost and expense, with any applicable specific directives promulgated by: (i) a federal, state, or local governmental body, department, or agency, (ii) an insurance carrier providing coverage to Administaff and/or its employees affecting this Agreement and/or, (iii) Administaff as made necessary by circumstances which currently or specifically affect Administaff, Client or Administaff's employees except where such compliance is otherwise the responsibility of Administaff under the terms of this Agreement."

         Article XI., Miscellaneous, shall be amended to add Paragraph 11.7 as follows:

         "11.7 Administaff hereby warrants that (i) the scope of benefits available to eligible employees under the Administaff Benefit Plan (the Administaff Plan) on the effective date of this Agreement are substantially the same as are stated in the attached pamphlet entitled Outline of Benefits attached; (ii) Administaff will give notice of any material change in the Administaff Plan to all eligible participants at least thirty-five (35) days prior to the effective date of such material change; (iii) pre-existing conditions are covered by the Major Medical Plan (the Administaff Medical Plan) which is part of the Administaff Plan; (iv) amounts paid by a covered employee to defray a covered expense under the Client's existing health or medical benefit plan (Client's Plan) toward the deductible or co-payment requirements of Client's Plan will be credited and apply to the satisfaction of the deductible or co-payment requirement of the Administaff Medical Plan provided that the amount paid otherwise satisfies the criteria for credit or application to the satisfaction of the deductible or co-payment requirements of the Administaff Medical Plan and its usual proof of payment criteria; and (v) a former employee of Client which is covered by COBRA under Client's Plan on the effective date of this Agreement will be eligible for COBRA coverage under Administaff's Medical Plan provided that Client has fully disclosed the scope and extent of such existing COBRA coverage to Administaff prior to the execution of this Agreement."


XVI.     ENTIRE AGREEMENT

         Article XVI., Entire Agreement, shall be amended to read as follows:

         "This instrument, including the Exhibits attached hereto, contains the entire Agreement of the parties and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, with respect to the subject matter hereof. No amendment or modification hereto shall be valid unless in writing and signed by both parties hereto other than changes to Exhibit A (Confidential Census) from time to time as may be necessary in the operation of Client's business and the performance of the parties of their respective obligations under this Agreement."

         This Addendum is executed and effective of even date with the Client Service Agreement dated June 30, 1996 between the parties hereto to which it is attached and incorporated by reference.

ADMINISTAFF COMPANIES, INC.              MHM SERVICES, INC.

By:  /s/ A. STEVE ARIZOF                 By:  /s/ MICHAEL PINKERT
   -------------------------------          -------------------------------
                    Vice President                                President

 A. Steve Arizof
----------------------------------       ----------------------------------
Name: Typed or Printed                   Name: Typed or Printed


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